[Filing Fee: $150.00
                                                    [By: Hopper, Kanouff, Smith
                                                    [1610 Wynkoop St. #200
                                                    [Denver, CO  80202-1198
[Filed by the office of the
[Secretary of State of the
[State of Nevada
[Jan 30 1989
[/s/unknown



                            CERTIFICATE OF AMENDMENT
                                      TO THE
                             ARTICLES OF INCORPORATION
                                        OF
                              CHAMPION VENTURES, INC.

Pursuant to the provisions of the Nevada General Corporation Law, the undersigned corporation adopts the following Amendment to its Articles of
Incorporation:

FIRST:   The name of the corporation is CHAMPION VENTURES, INC.

SECOND: The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on January 27, 1989, in the manner prescribed by the Nevada General Corporation Law:

1. Article VI of the Articles of Incorporation as presently in effect is deleted and the following is substituted therefor:

                                  "ARTICLE VI
                                 CAPITAL STOCK

The authorized capital stock of the corporation shall consist of 100,000,000 shares of common stock having a par value of one cent ($0.01)."

THIRD: The number of shares of the corporation's stock outstanding at the time of such adoption was 13,094,477 and the number of shares entitled to vote thereon was 13,094,477. The number of shares voted for such Amendment was 9,693,039, and the number of shares voted against such Amendment was 178,918.

Dated: January 27, 1989.

CHAMPION VENTURES, INC.,
a Nevada corporation

By:  /s/Beth Hackathorn Gallegos
     Beth Hackathorn Gallegos,
     President

By:  /s/Arthur W. Hackathorn
     Arthur W. Hackathorn,
     Secretary

STATE OF COLORADO   )
 CITY AND           ) SS.
COUNTY OF DENVER    )

I Thomas S. Smith, a notary public, do hereby certify that on this 27th day of January, 1989, personally appeared before me Beth Hackathorn Gallegos and Arthur W. Hackathorn, who, being by so first duly sworn, declared that they are the President and Secretary, respectively, of Champion Ventures, Inc., a Nevada corporation, and that they signed the foregoing Certificate of Amendment to the Articles of Incorporation as their free and voluntary acts and deeds for the uses and purposes therein set forth, and that the facts contained therein are true.

IN WITNESS WHEREOF, I hereunto set my hand and seal this 27th day of January, 1989.

My commission expires: January 13, 1990

/s/ Thomas S. Smith
Notary Public

SEAL